UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2019

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania (Address of principal executive offices)	15317 (Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

625 Liberty Avenue, Suite 2000, Pittsburgh, Pennsylvania 15222

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2019, the board of directors (the Board) of Equitrans Midstream Corporation, a Pennsylvania corporation (ETRN), approved the change of ETRN’s principal office location from 625 Liberty Avenue, Suite 2000, Pittsburgh, Pennsylvania 15222 to 2200 Energy Drive, Canonsburg, Pennsylvania 15317. The Board also adopted the Second Amended and Restated Bylaws of ETRN (the A&R Bylaws) to: (i) reflect the change of ETRN’s principal office location, (ii) reduce the required number of judges of elections for the election of ETRN’s directors from three (3) to one (1), and (iii) retain Allegheny County, in the Commonwealth of Pennsylvania as ETRN’s exclusive forum for adjudication of disputes, as well as to effect other miscellaneous minor wording and technical amendments.

This summary is qualified in its entirety by reference to the A&R Bylaws, a copy of which is attached hereto as Exhibit 3.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Second Amended and Restated Bylaws of Equitrans Midstream Corporation.

104.1	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: October 10, 2019	By:	/s/ Kirk R. Oliver
		Name:	Kirk R. Oliver
		Title:	Senior Vice President and Chief Financial Officer